UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): MAY 2, 2001
Commission file number 000-24769

CLARK/BARDES HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
000-24769 (Commission file number)
52-2103926 (I.R.S. employer identification no.)
102 S. WYNSTONE PARK DRIVE      60010
NORTH BARRINGTON, ILLINOIS        (Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (847) 304-5800
NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On May 2, 2001, the Circuit Court of the State of Oregon, in the matter of M Financial Holdings, Incorporated and M Life Insurance Company (hereinafter “M”) v. Ronald D. Stockfleth and Clark/Bardes Holdings, Inc., Case No. 0006 05661, entered an order dismissing the case pursuant to a settlement agreement between the parties dated as of April 27, 2001. M had sought damages and injunctive relief on account of alleged breaches of duties by Mr. Stockfleth while in M’s employ, and on account of Clark/Bardes’ alleged tortuous conduct against M.

        In connection with the settlement, Mr. Stockfleth will remain employed by Clark/Bardes to head Clark/Bardes’ new reinsurance operations, provided that the preliminary injunction against Mr. Stockfleth entered on July 13, 2000 (generally enjoining Mr. Stockfleth from disclosing certain non-public information that M claims to be confidential trade secrets and prohibiting Mr. Stockfleth from participating in or assisting Clark/Bardes in certain activities) was converted to a permanent injunction which expires on July 1, 2002. Neither Clark/Bardes nor Mr. Stockfleth regards the constraints in the injunction as significant.

        The terms of the settlement are, by agreement, confidential, and are not expected to have a material adverse effect on the financial condition or results of operations of Clark/Bardes Holdings, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARK/BARDES HOLDINGS, INC.

Date: May 8, 2001

By: /s/ Thomas M. Pyra
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Thomas M. Pyra
Chief Operating Officer and Chief Financial Officer